Exhibit 10.15

FORM OF NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (“Agreement”) dated June 26, 2023, by and among the entities listed on Exhibit A (collectively, the “Holder”), and Cartica Acquisition Corp, a Cayman Islands exempted company (the “Company”).

RECITALS:

A. The Company will hold an extraordinary general meeting in lieu of an annual meeting of its shareholders (the “Meeting”) to consider and act upon, among other things, a proposal (the “Extension Proposal”) to extend the time the Company has to consummate an initial business combination (“Business Combination”) from July 7, 2023 to April 7, 2024 (the “Extension”).

B. The Holder is willing not to request redemption in connection with the Extension, or to reverse any previously submitted redemption demand, of certain of the Class A ordinary shares, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) issued in the Company’s initial public offering held by such Holder upon the terms set forth herein.

IT IS AGREED:

1. Non-Redemption. The Holder hereby agrees either not to request redemption in connection with the Extension or to reverse any previously submitted redemption demand in connection with the Extension with respect to the aggregate number of Class A Ordinary Shares set forth on Exhibit A hereto (the “Non-Redeemed Shares”) it holds; provided that in no event will Holder be required to hold a number of Class A Ordinary Shares representing in excess of 9.9% of the total number of Class A Ordinary Shares of the Company outstanding following the effectuation of the Extension Proposal (the “Ownership Limitation”) and the number of Non-Redeemed Shares shall be accordingly decreased. In the event that Holder holds less than the number of Non-Redeemed Shares as set forth on Exhibit A hereto to comply with the Ownership Limitation, the number of Class A Ordinary Shares issuable to Holder under Section 2 herein shall be proportionately reduced. The Non-Redeemed Shares held by the Holder shall not be subject to any transfer restrictions other than with respect to this Section 1, and the Holder shall have no obligation to hold any Class A Ordinary Shares (including the Non-Redeemed Shares) following the date of the Meeting. Nothing in this Agreement is intended to restrict or prohibit the Holder’s ability to redeem any Class A Ordinary Shares other than the Non-Redeemed Shares. The Company shall provide the Holder with the final number of Class A Ordinary Shares prior to the Extension, no later than 9:00 AM Eastern Time on the date of the Meeting (or such earlier time as necessary to allow Holder the reasonable opportunity to redeem additional shares or reverse any previously submitted redemption demand in connection with the Extension).

2. Issuance of Class A Ordinary Shares.

(a) In consideration of the agreement set forth in Section 1 hereof, substantially concurrent with, and immediately after, the closing of a Business Combination (the “Closing”),

(i) the Company shall issue to the Holder a number of Class A Ordinary Shares equal to the number of Class A Ordinary Shares set forth on Exhibit A (the “Share Issuance”). The Class A Ordinary Shares issued in the Share Issuance shall be issued directly to the Holder in book-entry form on the books and records of the Company’s transfer agent electronically via the Direct Registration System of the Depository Trust Company or in such other manner as the Company and the Holder shall agree upon Closing.

(b) In connection with the Share Issuance pursuant to Section 2(a), the Holder shall be entitled to the registration rights set forth in that certain Registration and Shareholder Rights Agreement, dated as of January 4, 2022 (the “Registration Rights Agreement”), among Cartica Acquisition Partners, LLC, a Delaware limited liability company (the “Insider”), the Company and the other parties thereto, in respect of all Class A Ordinary Shares issued in the Share Issuance held by Holder, and the Company and the Holder shall execute a joinder thereto in the form of Exhibit B hereto, whereby the Holder shall become a “Holder” (as defined therein) and the Class A Ordinary Shares acquired in the Share Issuance shall be “Registrable Securities” (as defined therein).

(c) The Holder shall not be required to forfeit, surrender, have clawed-back, dispose of, transfer or refrain from transferring, exchange or otherwise be subject to earn-outs for any reason, any Class A Ordinary Shares received by it pursuant to Section 2. The Company acknowledges and agrees that any Class A Ordinary Shares received by the Holder in the Share Issuance shall not be changed nor shall the number of such shares be reduced as a result of or subject to any earn-outs, forfeitures, transfers, restrictions, amendments or other arrangements agreed to by the Company.

(d) If at any time the number of outstanding Class A Ordinary Shares of the Company is increased or decreased by a consolidation, combination, split or reclassification of the Class A Ordinary Shares or other similar event (other than the conversion of Class B Ordinary Shares to shares of Class A Ordinary Shares in accordance with the amended and restated memorandum and articles of association of the Company), then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in outstanding Class A Ordinary Shares of the Company. If prior to the Share Issuance to the Holder there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Class A Ordinary Shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of Class A Ordinary Shares, the Company shall issue, pay or provide, as applicable, with respect to each Class A Ordinary Shares to be issued in the Share Issuance hereunder, the kind and amount of securities, cash or other property into which the Class A Ordinary Shares converted or exchanged.

3. Representations of the Holder. The Holder hereby represents and warrants to the Company that:

(a) The Holder, in making the decision to receive the Class A Ordinary Shares from the Company pursuant to this Agreement, has not relied upon any oral or written representations or assurances from the Company or any of the Company’s officers, directors, partners or employees or any other representatives or agents. The Holder further understands that no federal or state agency has passed upon or made any recommendation or endorsement of the acquisition of the Class A Ordinary Shares.

(b) This Agreement has been validly authorized, executed and delivered by the Holder and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable against the Holder in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Holder does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Holder is a party which would prevent the Holder from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Holder is subject.

(c) The Holder acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Holder’s own legal counsel and investment and tax advisors.

(d) The Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the issuance of Class A Ordinary Shares contemplated hereby will be made in reliance on, among other things, a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

(e) The Holder is acquiring the Class A Ordinary Shares solely for investment purposes, for such Holder’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and the Holder has no present arrangement to sell the Class A Ordinary Shares to be received hereunder to or through any person or entity except as may be permitted hereunder.

(f) The Holder is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Class A Ordinary Shares. The Holder is aware that an investment in the Class A Ordinary Shares is highly speculative and subject to substantial risks. The Holder is cognizant of and understands the risks related to the acquisition of the Class A Ordinary Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. The Holder is able to bear the economic risk of its investment in the Company for an indefinite period of time and able to sustain a complete loss of such investment.

(g) No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Holder in connection with the acquisition of the Class A Ordinary Shares nor is the Holder entitled to or will accept any such fee or commission.

(h) The Holder understands that the Class A Ordinary Shares will be issued to the Holder in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth in this Agreement in order to determine the applicability of such provisions.

(i) The Holder acknowledges and understands the Class A Ordinary Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future the Holder decides to offer, resell, pledge or otherwise transfer the Class A Ordinary Shares, such shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.  The Holder agrees that, if any transfer of the Class A Ordinary Shares or any interest therein is proposed to be made (other than pursuant to a registration statement or under Rule 144), as a condition precedent to any such transfer, the Holder may be required to deliver to the Company an opinion of counsel satisfactory to the Company that registration is not required with respect to the Class A Ordinary Shares to be transferred. Absent registration or another available exemption from registration, the Holder agrees it will not transfer the Class A Ordinary Shares.

(j) The Holder acknowledges and agrees that upon reasonable request from the Company, the Holder will provide evidence acceptable to the Company, including, but not limited to, screenshots of fund positions and brokerage statements (redacted so as no additional information other than the position of the Holder in the Company is available) and signed letters from prime broker(s), provided Holder is reasonably able to obtain such letters from the prime broker(s), and such other documentation agreed between the Company and Holder, indicating that, that the Holder held the Non-Redeemed Shares through the redemption deadline for the Meeting.

4. [Reserved].

5. Company Representations. The Company hereby represents and warrants and covenants to the Holder that:

(a) The Company was duly formed and is validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. The Company is a corporate entity duly formed and validly existing and in good standing under the laws of the jurisdiction of its formation and possesses all requisite power and authority to enter into this Agreement and to perform all of the obligations required to be performed by it hereunder, including the issuance of new Class A Ordinary Shares.

(b) All corporate action on the part of the Company and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all of its obligations required pursuant hereto has been taken. This Agreement has been validly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) the amended and restated memorandum and articles of association of the Company; (ii) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder; or (iii) any law, statute, rule or regulation to which the Company is subject. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or to issue the Class A Ordinary Shares in accordance with Section 2.

(c) The Class A Ordinary Shares to be issued by the Company pursuant to this Agreement have been duly authorized, and, when issued to the Holder, shall be (i)  validly issued, fully paid and non-assessable shares and (ii) free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws, and not subject to any preemptive or similar rights.

(d) The Company has not disclosed to the Holder material non-public information with respect to the Company or a Business Combination transaction.

(e) No Pending Actions. There is no action pending against the Company or, to the Company’s knowledge, threatened against the Company, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by the Company of its obligations under this Agreement.

(f) The Company understands and acknowledges that Holder is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Company set forth in this Agreement.

(g) No General Solicitation. The Company has not offered the shares to be issued in the Share Issuance by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(h) No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Company in connection with the Share Issuance for which the Holder will be liable.

6. Disclosure; Exchange Act Filings. As soon as practicable but in no event later than 9:00 a.m. on the business day after execution of this Agreement, the Company will file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement and any other material non-public information that the Company or anyone on the Company’s behalf has provided to the Holder at any time prior to the filing of the Form 8-K. Upon the issuance of the Form 8-K (or upon execution hereof if such information has been previously disclosed), Holder shall not be in possession of any material non-public information received from the Company or anyone on the Company’s behalf. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. The Company agrees that the name of the Holder shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule.

7. Trust Account. Until the earlier of (a) the consummation of a Business Combination; (b) the liquidation of the trust account established for the benefit of the Company’s public shareholders in connection with the Company’s initial public offering (the “Trust Account”); and (c) 18 months from consummation of the Company’s initial public offering or such later time as the shareholders of the Company may approve, the Company will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank.

8. Trust Account Waiver. The Holder hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account solely with respect to the Class A Ordinary Shares to be issued by the Company pursuant to section 2(a)(i) of this Agreement. For the avoidance of doubt, nothing in this Agreement shall preclude the Holder from redeeming the Non-Redeemed shares after the date of the Meeting or from receiving funds in the Trust Account in respect of the Class A Ordinary Shares (other than those issued pursuant to Section 2(a)(i)) at any time or the Non-Redeemed Shares after the date of the Meeting, in accordance with the Company’s organizational documents.

9. Entire Agreement: Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

10. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, and construed in accordance with the law of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction. Any dispute relating hereto shall be heard in the state or federal courts of the State of New York located in New York County, New York, and the parties agree to jurisdiction and venue therein. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT, CLAIM, OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

12. Termination. This Agreement shall become null and void and of no force and effect upon the earliest to occur of: (a) the date of the Meeting, if any of the Non-Redeemed Shares held by the Holder are actually redeemed in connection with the Meeting, other than as provided for in Section 1; (b) the mutual written consent of the parties hereto; (c) the effectuation of the Extension and the delivery of the Class A Ordinary Shares to the Holder in accordance with Section 2 (provided that Holder’s rights to have the shares issued in the Share Issuance included in the Registration Rights Agreement shall survive such termination); and (d) the failure of the Company’s shareholders to approve the Extension at the Meeting. Notwithstanding any provision in this Agreement to the contrary, the Company’s obligation to issue the number of Class A Ordinary Shares in accordance with Section 2 as set forth in Exhibit A to the Holder shall only take place substantially concurrently with, and immediately after, a Closing.

13. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by another party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

14. Acknowledgement; Waiver. Holder (i) acknowledges that the Company may possess or have access to material non-public information which has not been communicated to the Holder; (ii) so long as the Company is in compliance with Sections 5(c), and 6, hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Company or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10b-5 promulgated under the Exchange Act; and (iii) is aware that the Company is relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) set forth in this section above, respectively, in connection with the transactions contemplated by this Agreement.

15. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto; provided, that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof.

16. Most Favored Nation. In the event the Company or Insider enters one or more other non-redemption agreements in connection with the Extension (“Other Agreements”) before or after the execution of this Agreement, the Company represents that the terms of such Other Agreements will not be materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Holder. To avoid doubt, the Company acknowledges and agrees that a ratio of Non-Redeemed Shares to Class A Ordinary Shares issuable in the Share Issuance or other transaction in any such Other Agreement in connection with the Extension that is more favorable to such other investors thereunder than such ratio in this Agreement is to the Holder would be materially more favorable to such other investors. In the event that another third party is afforded any such more favorable terms than the Holder in connection with the Extension, the Company shall promptly inform the Holder of such more favorable terms in writing, and the Holder shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[Signature Page Follows]

CARTICA ACQUISITION CORP A Cayman Islands exempted company

By:
Name:	Suresh Guduru
Title:	Chief Executive Officer

[HOLDER]

By:
Name:
Title:

Signature Page to Non-Redemption Agreement

EXHIBIT A

Account	EIN	Address	Class A Ordinary Shares to be issued in the Share Issuance		Number of Non- Redeemed Class A Ordinary Shares
			[•	]	[•	]

Total			87,500		350,000

EXHIBIT B

FORM OF JOINDER

TO

REGISTRATION RIGHTS AGREEMENT

[ ], 2023

Reference is made to that certain Non-Redemption Agreement, dated as of June 26, 2023(the “Agreement”), by and between [ ] (“Investor”) and Cartica Acquisition Corp (the “Company”), pursuant to which Investor acquired securities of the Company. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date of the issuance of the Class A Ordinary Shares pursuant to the Agreement, that Investor shall become a party to that certain Registration and Shareholder Rights Agreement, dated January 4, 2022, by and among the Company, Cartica Acquisition Partners, LLC, a Delaware limited liability company and other parties thereto (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Class A Ordinary Shares issued under the Agreement (together with any other equity security of the Company issued or issuable with respect to any such shares by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein and the Registration Rights Agreement is between the Company and Investor, solely, and not between and among Investor and the other shareholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

INVESTOR

[NAME]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

CARTICA ACQUISITION CORP

By:
Name: Suresh Guduru
Title: Chief Executive Officer